EXHIBIT 32.1

REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes — Oxley Act of 2002, the undersigned, Susan M. Ivey, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to her knowledge, that:

1) RAI’s Annual Report on Form 10-K for the year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 27th day of February, 2007.

/s/ Susan M. Ivey
Susan M. Ivey
Chairman of the Board,
President and Chief Executive Officer
of Reynolds American Inc.

/s/ Dianne M. Neal
Dianne M. Neal
Executive Vice President and Chief Financial Officer
of Reynolds American Inc.